UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 19, 2010 (September 22, 2010)

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, on September 22, 2010, Westwood Holdings Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with McCarthy Group Advisors, L.L.C., a Nebraska limited liability company (“MGA”), MGA Holdings, L.L.C., a Nebraska limited liability company and the members of MGA Holdings, L.L.C., pursuant to which the Company agreed to acquire all of the outstanding membership interests of MGA (the “Acquisition”). MGA is a registered investment advisor based in Omaha, Nebraska who manages private wealth and institutional client assets. The closing of the Acquisition occurred on November 18, 2010 (the “Closing”). In connection with the Closing, the Company issued 181,461 restricted shares of its common stock (the “Shares”) as consideration for the Acquisition. The issuance of the Shares did not involve a public offering of securities and was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: November 19, 2010	/s/ William R. Hardcastle, Jr.
William R. Hardcastle, Jr.,
Chief Financial Officer